UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 30, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On January 30, 2014, four subsidiaries of Sun Communities Operating Limited Partnership (“SCOLP”), the primary operating subsidiary of Sun Communities, Inc. (the “Company”), obtained four mortgage loans (each, an “Individual Loan” and, together, the “Loan”) in the aggregate amount of $99.0 million from The Northwestern Mutual Life Insurance Company (“NM”) pursuant to a Master Loan Agreement with NM. Each Individual Loan accrues interest at the rate of 4.20% per year. The borrower under each Individual Loan is required to make monthly principal and interest payments calculated based on a 30-year amortization period. Each Individual Loan matures and all outstanding principal and interest under each Individual Loan will be payable on February 13, 2026. SCOLP and each of the four borrowers have guaranteed the Loan. The Loan is secured by a mortgage and assignment of leases and rents on the four manufactured home/recreational vehicle communities owned by the borrowers. An event of default under any Individual Loan will cause an event of default under the entire Loan and all four mortgaged properties secure the repayment of the entire Loan. The Company used the proceeds of the Loan to repay a portion of the Company’s senior secured line of credit.

The Loan is generally non-recourse, however, the borrowers and SCOLP are jointly and severally responsible for certain customary non-recourse carveouts. In addition, the Loan will be fully recourse to SCOLP if (a) the borrowers violate the prohibition on transfer covenants set forth in the loan documents; or (b) a voluntary bankruptcy proceeding is commenced by the borrowers or an involuntary bankruptcy proceeding that has been commenced against the borrowers remains undismissed for a period of 90 days.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Master Loan Agreement and the promissory notes which are filed as Exhibits to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
10.1
Master Loan Agreement, dated January 24, 2014, among Sun Ariana LLC, Sun Island Lakes LLC, Sun Kings Lake LLC, and Sun Indian Creek LLC, collectively as borrowers, and the Northwestern Mutual Life Insurance Company, as lender

10.2	Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Ariana LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $6,000,000
10.3
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Island Lakes LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $13,000,000

10.4
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Indian Creek LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $70,000,000

10.5
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Kings Lake LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $10,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: February 5, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Master Loan Agreement, dated January 24, 2014, among Sun Ariana LLC, Sun Island Lakes LLC, Sun Kings Lake LLC, and Sun Indian Creek LLC, collectively as borrowers, and the Northwestern Mutual Life Insurance Company, as lender

10.2	Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Ariana LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $6,000,000
10.3
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Island Lakes LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $13,000,000

10.4
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Indian Creek LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $70,000,000

10.5
Amended and Restated Renewal Promissory Note dated January 24, 2014, made by Sun Kings Lake LLC, in favor of the Northwestern Mutual Life Insurance Company in the original principal amount of $10,000,000